EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Reg. No. 333-103432) and Form S-8 (Reg. Nos. 333-129866, 333-124125, 333-43820, 333-65989 and 33-65998) of Avon Products, Inc. of our report dated February 21, 2008 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York

February 21, 2008